                                                                  EXHIBIT 3.3(i)


     3.3(i) Articles of Amendment to Articles of Incorporation filed February 28, 1996






Advance Technologies, Inc. Form 10 SB

                           CERTIFICATE OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                                 STO-MED, INC.


                               *   *   *   *   *

     The undersigned does hereby declare and certify:

     (1) That he, Charles E. McDowell, is the original incorporator of STO-MED, INC.

     (2) That the original Articles of Incorporation were filed with the Secretary of State of February 15, 1996.

     (3) That he does affirmatively declare that to this date, February 21, 1996, no stock has been issued in the corporation.

     (4) That he desired to change the capitalization of the corporation by amending the first paragraph of Article III of the Articles of Incorporation to read:

                                  ARTICLE III

                                SHARES OF STOCK
                                ---------------


     The amount of the total authorized capital stock of the corporation is One Hundred Million (100,000,000) shares at $0.001 par value.

     DATED this 21th day of February, 1996.


                                             /s/ Chester E. McDowell
                                             ----------------------------
                                             Chester E. McDowell
                                             Incorporator


Advance Technologies, Inc. Form 10 SB

APR-03-1996  09:29                                                          P.02



                                ACKNOWLEDGEMENT
                                ---------------

STATE OF NEVADA )
                ) ss
COUNTY OF CLARK )

     On this 21th day of February, 1996, personally appeared before me, a Notary Public, Charles McDowell, who acknowledged to me that he executed the foregoing document.


                                               /s/ Elizabeth Anne Kelley
                                               -----------------------------
                                               Notary Public



Advance Technologies, Inc. Form 10 SB